EXHIBIT 1.1



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-35174 of Weingarten Realty Investors on Form S-3 of our report dated February 22, 2000, appearing in the Annual Report on Form 10-K of Weingarten Realty Investors for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




DELOITTE  &  TOUCHE  LLP

Houston,  Texas
April  26,  2000